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                        FIFTH AMENDMENT TO LOAN AGREEMENT

            This FIFTH AMENDMENT TO LOAN AGREEMENT ("Amendment") dated December 22, 1997 is made by and among APOGEE, INC., a Delaware corporation ("Apogee"), and each Subsidiary identified on the attached Schedule 6.1(c) (collectively, the "Borrowing Subsidiaries" and together with Apogee, the "Borrowers" and individually, a "Borrower" and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank").

            Reference is made to the Revolving Credit Agreement dated as of April 11, 1996 by and between the Borrowers and the Bank, as amended on June 21, 1996, November 1, 1996, March 11, 1997 and August 8, 1997 (the "Agreement") pursuant to which the Bank made available to the Borrowers a $15,000,000 revolving credit facility, availability under which is limited to the Discretionary Advance Sublimit, unless otherwise agreed by the Bank. The obligations under the Agreement and the Loan Documents were evidenced by the Borrowers' note payable to the Bank. (Capitalized terms used herein not otherwise defined shall have the meanings provided for in the Agreement.)

            The Borrowers have requested, and the Bank has agreed upon the following terms and conditions, that a single short-term advance be made in excess of the limits otherwise application to the Revolving Credit Loans in
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anticipation of the sale of assets by certain of the Borrowers as described more fully herein and that the Bank waive certain Events of Default which have occurred.

            Further, pursuant to an Agreement dated this date (the "Brill Agreement"), Apogee proposes to prepay in 1997 an earnout payment otherwise payable in 1998 to Peter L. Brill, Inc. ("Brill") pursuant to a purchase agreement between Apogee and Brill dated July 1, 1994 (the "Purchase Agreement"). Such prepayment in 1997 (the "1997 Prepayment") would equal 100% percent of Apogee's good-faith estimate of amount otherwise payable in 1998 pursuant to the terms of the Agreement. Any required adjustments would be payable on March 31, 1998. To find such prepayment Brill shall make a loan to Apogee in the amount of $2,428,351 bearing interest at 0% per annum and payable in full on March 31, 1998, (the "Brill Loan"). The parties hereto wish to set forth the terms of the Bank's consent to the 1997 Prepayment and the Brill Loan.

            NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby- agree as follows:

1.    Amendment to Agreement.

            (a) Section 1.1 of the Agreement is hereby amended effective as of September 30, 1997 by adding new
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definitions of "December Advance Note" and "Special Asset Sale" to read in their entirety as follows:

            December Advance Note shall mean the $700,000 principal amount Revolving Credit Note executed on December 16, 1997, all amounts under which shall be due on March 1, 1998.

            Special Asset Sale shall mean the sale of assets by certain of the Borrowers for a purchase price of not less than $25,000,000 (excluding charge-backs, reserves or similar adjustments to purchase price) and otherwise on terms and conditions satisfactory to the Bank in its sole discretion.

            (b) Section 2.1(b) of the Agreement is amended by adding at the end thereof the following paragraph:

            The Bank agrees to make on December 16, 1997 an advance of $700,000 notwithstanding that all or some of such amount is in excess of the Discretionary Advance Sublimit. Such advance shall be evidenced by the December Advance Note and shall bear interest at the rate otherwise applicable from time to time to the Indebtedness. The December Advance Note need not be repaid under Section 5.3(b) but all principal, interest and other amounts due under or evidenced by the December Advance Note shall be repaid in full on March 1, 1998 unless otherwise due earlier
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            pursuant to the terms thereof or of any Loan Document. The December
            Advance Note is and shall be a "Loan Document" and a "Revolving Credit Note" (except that its terms may differ from the other Revolving Credit Note) and the obligations evidenced thereby shall be "Indebtedness" of each of the Borrowers which are secured by the Collateral and the Guaranties. Without limiting the foregoing, failure to pay when due any amounts under the December Advance Note shall constitute an Event of Default under Section 9.1(a) of the Agreement.

2.    Waiver.

            For the period from September 30, 1997 to and including the "Action Date" (as defined below), the Bank hereby consents to the Borrower's non-compliance with Section 8.2(m) [Funded Debt to Cash Flow From Operations] and Section 8.2(n) [Senior Debt to Cash Flow From Operations] and waives the right to exercise remedies in connection therewith for the period described above. Notwithstanding the foregoing, the Bank's consent and waiver set forth in this Section 1 shall terminate on the earlier to occur of the following (such earlier date being the "Action Date"):

      (a)   March 1, 1998;
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      (b)   the completion of the "Special Asset Sale" referred to in this
            Amendment;

      (c) January 3, 1998, unless a definitive asset sale agreement in respect of the Special Asset Sale satisfactory to the bank in its sole discretion is executed and delivered by all parties on or before January 3, 1998; and

      (d) the date on which the definitive asset sale agreement referred to in item (c) hereof is cancelled, terminated or made ineffective.

3.    Consent.

            Notwithstanding anything in the Agreement to the contrary, the Bank agrees and consents to the execution and delivery of and performance under the Brill Agreement and the 1997 Prepayment made in connection therewith, together with the borrowing of amounts constituting the Brill Loan. This agreement and consent is based upon and limited to the transactions contemplated in the Brill Agreements as reviewed by the Bank and approved in the Bank's sole discretion prior to the date hereof.

4.    Miscellaneous.

            (a) Recognizing and in consideration of the Bank's agreement to the amendments herein set forth, the Borrowers hereby waive and release the Bank and its officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising, out of or relating to the Bank's acts or omissions with respect to the Revolving Credit Loans. The Borrowers further hereby agree
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to indemnify and hold the Bank and its officers, attorneys, agents and employees harmless from any loss, damages judgment, liability or expense (including counsel fees) suffered by or rendered against the Bank or any of them on account of anything arising out of the Revolving Credit Note, the December Advance Note, the Agreement, this Amendment, the Loan Documents or any other document delivered pursuant thereto up to and including the date hereof.

            (b) All of the terms, conditions, provisions and covenants in the Note, the Agreement, the Loan Documents, and all other documents delivered to the Bank in connection with any of the foregoing documents and obligations secured thereby shall remain unaltered and in full force and effect except as modified by this Amendment.

            (c) The Borrowers agree to pay all of the Bank's expenses incurred in connection with the preparation of this Amendment and the transactions contemplated by this Amendment, including without limitation, the reasonable fees and expenses of the Bank's counsel.

            (d) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

            (e) Each and every one of the terms and provisions of this Amendment shall be binding upon and shall
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inure to the benefit of the Borrowers and the Bank and their respective successors and assigns.

            (f) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same instrument.

            (g) Apogee represents and warrants that all of its subsidiaries are listed on the attached Schedule 6.1(c).

            (h) THE EXECUTION AND DELIVERY OF THIS WAIVER SHALL NOT BE CONSTRUED TO ESTABLISH A COURSE OF CONDUCT OR IMPLY THAT ANY OTHER, FUTURE OR FURTHER WAIVERS, CONSENTS OR FORBEARANCE SHALL BE CONSIDERED, PROVIDED OR AGREED TO.

            (i) The Borrowers covenant, represent and agree that the letter of intent dated October 10, 1997 relating to the Special Asset Sale shall not be amended without the consent of the Bank.

            (j) This Amendment is a "Loan Document" under the Agreement and any breach of the terms hereof shall be an Event of Default under Section 9.1(d) of the Agreement.
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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        APOGEE, INC., a Delaware
                                        corporation, and each of the other
                                        Borrowers and Guarantors listed on
                                        Schedule 6.1 (c)


                                        By:
                                           -------------------------------
                                          [Name],
                                          the                    [Title] of
                                              -------------------
                                          each Borrowers and Guarantors
                                          listed on Schedule 6.1(c),

                                           - and -

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By:
                                           -------------------------------

                                        Name:
                                             -----------------------------

                                        Title:
                                              ----------------------------